Exhibit 10.4


     Ms. Renaghan's Employment Agreement is the same as the Employment Agreement in Exhibit 10.2, which is incorporated herein by reference except as to: (i) the name of the signatory, which is Denise M. Renaghan; (ii) the position in Section 1, which is Executive Vice President and Chief Operating Officer; (iii) the signatory for the Company, which is John F. Murphy; (iv) the guarantor for the Company, which is John F. Murphy; and (v) the amount of the base salary in
Section 3(a), which is $150,000.